FOR IMMEDIATE RELEASE Media Contact: Connor Peoples October 6, 2026 (215) 864-5645 CPeoples@wsfsbank.com WSFS Announces Executive Leadership Appointments Charles Mosher Named Executive Vice President, Chief Audit Executive; Michael Thompson Appointed Senior Vice President, Interim Chief Accounting Officer; Lisa Washington Promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), today announced the appointment of Charles “Chuck” Mosher as Executive Vice President, Chief Audit Executive, and the promotion of Lisa Washington, to Executive Vice President, Chief Legal Officer and Corporate Secretary, effective today. Mosher and Washington are both experienced members of the WSFS senior leadership team and will continue to lead two critical areas of the company’s governance and risk management framework. Mosher is a Certified Public Accountant and joined WSFS over 25 years ago and has served in a variety of leadership positions in the Finance and Accounting groups. Most recently, Mosher served as Interim Chief Auditor, providing leadership and continuity for the Internal Audit function. Prior to that, he served as Senior Vice President, Chief Accounting Officer, overseeing the company’s accounting, financial reporting, and related control functions. In his role, Mosher will lead Internal Audit and report to David Turner, WSFS Board Member and Chair of the WSFS Audit Committee, and to Rodger Levenson, WSFS Chairman, President, and Chief Executive Officer. “As a long-tenured leader, Chuck has consistently demonstrated a deep understanding of financial reporting, internal controls, and risk management,” said Levenson. “His broad knowledge of WSFS, combined with his proven leadership, most recently as Interim Chief Auditor, make him exceptionally well suited to lead our Internal Audit function.” Succeeding Mosher, Michael “Mike” Thompson has been appointed Senior Vice President, Interim Chief Accounting Officer reporting to David Burg, Executive Vice President, Chief Financial Officer. Thompson has nearly 30 years of banking experience and came to WSFS as part of the acquisition of Bryn Mawr Trust where he was the Chief Financial Officer and Chief Operating Officer of the company’s banking division. Prior to that, he spent six years as the Chief Financial Officer and four years as the Chief Accounting Officer at Royal Bancshares of Pennsylvania, Inc., a publicly traded bank that was acquired by Bryn Mawr Trust. Washington has served as Senior Vice President and Chief Legal Officer since joining WSFS in 2019 and assumed the role of Corporate Secretary in 2023. She has more than 25 years of experience counselling public and private companies on legal, governance, and compliance matters. In her role, she’ll continue leading the company’s Legal department, serve as Corporate Secretary, advise the WSFS Board of Directors and Executive Leadership Team, and continue reporting to Christine Davis, Executive Vice President, Chief Risk Officer. Exhibit 99.1

“Since joining WSFS, Lisa has been a trusted advisor, strategic partner, and exceptional leader who has helped guide the company through an increasingly complex legal and regulatory environment,” said Davis. “Her contributions have been instrumental to our growth, and her promotion reflects the value she continues to bring across our organization.” “Chuck, Lisa, and Mike have each demonstrated an exceptional record of accomplishments, and their advancement reflects our belief that investing in our people is how we build a stronger WSFS,” Levenson continued. “As one of the top workplaces in the region, WSFS will continue to be a place where our Associates can build meaningful, long-term careers.” About WSFS Financial Corporation WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of June 30, 2026, WSFS Financial Corporation had $22.7 billion in assets on its balance sheet and $101.7 billion in assets under management and administration. WSFS operates from 114 offices, 87 of which are banking offices, located in Pennsylvania (58), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth® Management, LLC, WSFS Institutional Services®, and WSFS Mortgage®. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.